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                                                                Exhibit 3.9

                                                                   10 AM
                                                                    FILED
                                                                DEC 30 1982

                                                               /s/ [ILLEGIBLE]
                                                            DEPARTMENT OF STATE

                      Restated Certificate of Incorporation

                                       of

                               Siebe Norton, Inc.


          We, Frederick G. Crocker, Jr. and Jane Revellino, being the President and the Assistant Secretary, respectively, of Siebe Norton, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

          1. The name of the Corporation is Siebe Norton, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State was December 8, 1982.

          2. This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of this Corporation by changing Sections 3 and 7 of Paragraph A of Article Fourth and adding Section 3 to Paragraph B of Article Fourth in order to clarify the rights and preferences of the Common Stock and the Class B Stock in the event of any dissolution, liquidation or winding up of the affairs of the Corporation.

          3. The text of the Certificate of Incorporation of the Corporation, is amended hereby to read as herein set forth in full:

          FIRST: The name of the Corporation is Siebe Norton, Inc.

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          SECOND: The address of the Corporation's registered office in the
State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 2,280 shares divided into two classes of which 1,280 shares shall be designated Class B Stock, par value $10,000 per share and 2,000 shares shall be designated Common Stock par value $1.00 per share.

          The designations and the powers, preferences and rights of the shares of Class B Stock and the shares of Common Stock, and the qualifications, limitations or restrictions thereof are as follows:

A.   CLASS B STOCK

          1. ISSUANCE IN SERIES. The shares of Class B Stock may be divided into and issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares of Class B Stock shall be of equal rank and identical except to the extent that variations in the relative preferences and rights enumerated in subparagraphs
(a) through (h), inclusive, of Section 2 of Paragraph A of this Article Fourth may be fixed and determined by the Board of Directors between series hereafter established; and each share of a series shall be identical in all respects with the other shares of such series.

          2. AUTHORITY OF THE BOARD WITH RESPECT TO SERIES. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article Fourth, to divide the shares of Class B Stock into one or more series, and with respect to each such series, to fix and determine by resolution or resolutions providing for the issue of such series the following relative preferences and rights as to which there may be variations between the series so established:

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               (a) The distinctive designation of such series and the number of shares which shall constitute such series which number may be increased (except as otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

               (b) The annual rate of dividends payable on shares of such series, the conditions, if any, upon which and the dates when such dividends shall be payable;

               (c) The time or times when and the price or prices at which shares of such series shall be redeemable;

               (d) The amount payable on shares of such series in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation;

               (e) Whether or not the shares of such series shall have any voting rights and, if voting rights are so granted, the extent of such voting rights;

               (f) If the shares of such series are to be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of such series, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

               (g) If the shares of such series are to be convertible into or exchangeable for shares of Common Stock or shares of any other series of Class B Stock, the conversion price or prices or the rate or rates of exchange and the terms and conditions of such conversion or exchange; and

               (h) Such other powers, preferences and rights of shares of such series and the qualifications, limitations or restrictions thereof as the Board of Directors may deem advisable and as are not inconsistent with the provisions of the Certificate of Incorporation.

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          3. DIVIDENDS. The holders of shares of Class B Stock of each series shall be entitled to receive, out of the assets of the Corporation which are by law available for the payment of dividends, cash dividends in such amounts and payable at such time or times as shall be fixed and determined by the Board of Directors in any resolution providing for the issuance of any such series, before any dividends on any class of capital stock of the Corporation ranking junior to the Class B Stock (other than dividends payable in shares of any class of capital stock of the Corporation ranking junior to the Class B Stock) may be declared or paid or set apart for payment. The term "class of capital stock of the Corporation ranking junior to the Class B Stock" as used in this Certificate of Incorporation shall mean the Common Stock and any other class of stock of the corporation hereafter authorized which ranks junior to the Class B Stock as to payment of dividends or the distribution of assets upon dissolution, liquidation or winding-up.

          4. REDEMPTION. The shares of Class B Stock of any series then outstanding shall be redeemable, in whole or in part, at the option of the Corporation, by resolution of its Board of Directors at such price or prices and at such time or times as may be fixed and determined by the Board of Directors in accordance with any resolution providing for the issuance of any such series of Class B Stock. In case of redemption of a part only of the shares of Class B Stock of any series at the time outstanding, the redemption may be either pro rata or by lot, as determined by the Board of Directors. Subject to the foregoing the Board of Directors shall have full authority and power to prescribe the manner in which the drawing by lot or the pro rata redemption shall be conducted and the terms and conditions upon which the shares of Class B Stock shall be redeemed from time to time.

          Notice of every redemption of shares of Class B Stock shall be given by mailing such notice, postage prepaid, not less than 10 nor more than 20 days prior to the date fixed for such redemption to each holder of record of shares so to be redeemed at his address as the same shall appear on the books of the Corporation. Each such notice shall specify the date fixed for redemption and the place where payment of the redemption price is to be made upon surrender for cancellation of the certificates representing shares called for redemption. Any notice which was mailed in the manner herein provided shall be conclusively presumed to be duly given whether or not the holder receives the notice.

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          If notice of redemption shall have been duly given as hereinabove provided, on and after the date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares, including, but not limited to, the right to receive dividends thereon, shall cease and terminate, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, and the holders of such shares so called for redemption shall cease to be shareholders and shall have no interest in or claim against the Corporation except the right to receive the redemption price upon surrender of their certificates for cancellation. Any resolution of the Board of Directors calling shares of any series of Class B Stock for redemption may provide to the extent permitted by applicable law that the shares so redeemed may have the status of treasury stock

          5. REACQUIRED SHARES. Shares of any series of Class B Stock which have been acquired by the Corporation, whether by purchase or redemption or by their having been converted into or exchanged for other shares of the Corporation shall upon their acquisition and without any other action by the Corporation resume the status of authorized but unissued shares of Class B Stock and may be reissued as shares of the series of which they were originally a part or may be issued as shares of a new series or as shares of any other series.

          6. VOTING RIGHTS. Except as otherwise provided in this Certificate of Incorporation, or as otherwise expressly provided by law, or as stated in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to the authority hereby vested in it, the holders of shares of Class B Stock of any series shall not have any right to vote for the election of directors or for any other purpose, and the holders of shares of Class B Stock of any series shall not be entitled to any notice of any meeting of shareholders.

          7. DISSOLUTION, LIQUIDATION OR WINDING-UP. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts or other liabilities of the Corporation, the holders of all then outstanding shares of Class B Stock shall be entitled to receive, before any distribution is made to any class of capital stock of the Corporation

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ranking junior to the Class B Stock, out of the net assets of the Corporation;
an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in any resolution providing for the issuance of any such series of Class B Stock. If upon any dissolution, liquidation or winding-up of the affairs of the Corporation, the net assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Class B Stock in full amounts to which they respectively shall be entitled, the holders of all outstanding shares of class B Stock of all series shall, before any distribution is made to any class of capital stock of the Corporation ranking junior to the Class B Stock, share ratably in any distribution of assets in accordance with the sums which would be payable upon such distribution if all sums payable were paid in full. Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a liquidation or winding-up of the affairs of the Corporation within the meaning of this Article Fourth.

8.   COMMON STOCK

          1. DIVIDENDS. Subject to the preferential rights of the Class B Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

          2. VOTING RIGHTS. Subject to the provisions of any applicable law, or of the by-laws of the corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by this Certificate of Incorporation, or by the resolution or resolutions providing for the issue of any series of Class B Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the books of the Corporation.

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          3. DISSOLUTION, LIQUIDATION OR WINDING-UP. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, and of the amounts to which the holders of all outstanding shares of Class B Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

          FIFTH: The name and mailing address of the Incorporator is as follows:

          NAME           MAILING ADDRESS

     Jane Revellino      Fried, Frank, Harris, Shriver
                           & Jacobson
                         One New York Plaza
                         New York, New York 10004

          SIXTH: The board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

        SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors,

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and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by Statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          4. The Board of Directors of the Corporation has adopted a resolution setting forth the foregoing Restated Certificate of Incorporation and declaring its advisability by unanimous written consent of all of the directors pursuant to Section 141(f) of the General Corporation Law of the State of Delaware.

          5. The holder of all of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon has consented to and authorized the foregoing Restated Certificate of Incorporation by unanimous written consent of the sole stockholder pursuant to Section 228 of the General Corporation Law of the State of Delaware.

          6. The foregoing Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          7. The capital of the Corporation will not be reduced under or by reason of the foregoing Restated Certificate of Incorporation.

          IN WITNESS WHEREOF, we have hereunto set our hands and caused the seal of the Corporation to be hereunto affixed

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this 29th day of December, 1982, and we affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.


[Corporate Seal]
[SEAL]

                                  /s/ Frederick G. Crocker
                                 -----------------------------------
                                 Frederick G. Crocker, Jr., President

                        ATTEST:   /s/ Jane Revellino
                                 -----------------------------------
                                 Jane Revellino, Assistant Secretary

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                Certificate of Designation, Preference and Rights
                                of Class B Stock
                                       of
                               Siebe Norton, Inc.

          We, Frederick G. Crocker, Jr. and Wallace F. Whitney, Jr. being the President and the Assistant Secretary, respectively, of Siebe Norton, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and
Section 151 of the General Corporation, Law of the State of Delaware, the Board of Directors of the Corporation, by unanimous written consent pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolution providing for the issuance of Class B Stock:

               RESOLVED, that pursuant to authority vested in the Board of Directors by Article Fourth of the Certificate of Incorporation of this Corporation, Class B Stock is hereby established, and the preferences and relative, participating, optional or other special rights of Class B Stock, and the qualifications, limitations or restrictions thereof (in addition to the relative powers, preferences and rights, and qualifications, limitations or restrictions thereof, set forth in Article Fourth of the Certificate of Incorporation of the Corporation which are applicable to shares of Class B Stock) shall be as follows:

               (i) The number of shares which shall constitute Class B Stock shall be 1,280 which number of shares may, subject to the provisions of the Certificate of Incorporation, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors.

               (ii) The annual rate of dividends payable on shares of Class B Stock shall be $1,500 per share, payable quarterly on such date in the months of March, June, September and December

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          in each year when and as the Board of Directors shall by
          resolution determine. The dividends payable upon the shares of Class B Stock shall be non-cumulative.

               (iii) Shares of Class B Stock shall be redeemable in whole or in part by lot or pro rata, at the option of the Corporation by resolution of its Board of Directors at any time, or from time to time, at $10,000 per share together with the payment of dividends which have been declared and are payable.

               (iv) The amount payable on shares of Class B Stock upon the liquidation, dissolution or winding-up of the affairs of the Corporation shall be $10,000 per share together with the payment of dividends which have been declared and are payable.

               (v) The shares of Class B Stock shall not have any relative powers, preferences and rights, nor any qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation.

          IN WITNESS WHEREOF, we have hereunto set our hands and seals as President and Assistant Secretary, respectively, of the Corporation this 29th day of December, 1982 and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.


                                               /s/ Frederick G. Crocker, Jr.
                                              ------------------------------
                                              Frederick G. Crocker, Jr.
                                              President

                                      ATTEST:   /s/ Wallace F. Whitney, Jr.,
                                              -----------------------------
                                              Wallace F. Whitney, Jr.,
                                              Assistant Secretary

[SEAL]

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                                              720480023             FILED

                                                              FEB 17 1994 10 AM

                                                               /s/ [ILLEGIBLE]
                                                             DEPARTMENT OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

          SIEBE NORTON, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

          VOTED: That it is deemed advisable and proposed that the Restated Certificate of Incorporation of Siebe Norton, Inc., be amended by changing the FIRST Article thereof so that, as amended the said FIRST Article shall read as follows:

               "FIRST:  The name of the Corporation is Siebe North, Inc."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 for the General Corporation Law-of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

          FOURTH: That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on March 1, 1984.

                                                              (Page 1 of 2)
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          IN WITNESS WHEREOF, said Siebe Norton, Inc. has caused this certificate to be signed by John W. Lynch, its Vice President, and attested by James Spool, its Secretary, this 25th day of January, 1984.


                                                    SIEBE NORTON, INC.


                                                  By /s/ John W. Lynch
                                                    ------------------
                                                    Vice President


ATTEST:


By: /s/ James Spool
   ----------------
     Secretary

                                                              (Page 2 of 2)
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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                SIEBE NORTH INC.

                                     * * * *
         ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                                     * * * *

          Robert A. Peterson, being the President of Siebe North Inc.; a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

          "RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting ARTICLE ONE thereof in its entirety and substituting therefor ARTICLE ONE as follows:

                                  "ARTICLE ONE

          The name of the corporation is North Safety Products Inc."


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:02 AM 10/30/1998
                                                          981420421 - 0949536

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          SECOND: The Amendment was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware by the sole holder of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 30th day of October, 1998.


                                              Siebe North Inc.,
                                               a Delaware corporation


                                              By:   /s/ Robert A. Peterson
                                                   ---------------------------
                                                   Robert A. Peterson
                                                   President.

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